Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-279052) on Form S-3 of Velocity Financial, Inc. of our reports dated March 15, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Velocity Financial, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Los Angeles, California

May 10, 2024